Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 24, 2017
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2017 Earnings
WESTERLY, R.I., April 24, 2017 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $11.8 million, or $0.68 per diluted share, for the first quarter of 2017, compared to net income of $12.2 million, or $0.70 per diluted share, reported for the fourth quarter of 2016.

“Washington Trust posted solid first quarter results with very good contributions from our core business lines,” stated Joseph J. MarcAurele, Washington Trust Chairman and Chief Executive Officer.  “We continue to benefit from a solid level of business activity and production throughout our market area.”

Selected highlights for the first quarter of 2017 include:

•	Returns on average equity and average assets were 11.87% and 1.08%, respectively. Comparable amounts for the fourth quarter of 2016 were 12.26% and 1.14%, respectively.

•
Wealth management revenues amounted to $9.5 million for the first quarter of 2017, up by 2% on a linked quarter basis. Wealth management assets of $6.2 billion reached an all-time high for the Corporation at March 31, 2017.

•	Total loans amounted to $3.2 billion at March 31, 2017, down slightly from the preceding quarter and up by 6% from a year ago.

•	Deposit balances experienced good growth, rising by 2% in the quarter and have increased by 8% from a year ago.

•	In March, Washington Trust declared a quarterly dividend of 38 cents per share, a 1 cent per share increase over the preceding quarter; representing the seventh consecutive year of dividend increases.
Net Interest Income
Net interest income totaled $28.7 million for the first quarter of 2017, up modestly from the fourth quarter. Included in net interest income was loan prepayment fee income of $135 thousand for the first quarter, compared to $816 thousand in the fourth quarter. Excluding the impact of loan prepayment fee income in both periods, net interest income was up by $727 thousand, or 3%, on a linked quarter basis. The net interest margin was 2.87% for the first quarter of 2017, down by 37 basis points from the preceding quarter. Excluding the impact of the loan prepayment fee income in each period, the net interest margin was 2.86%, up by 5 basis points from the fourth quarter of 2016. Significant linked quarter changes included:

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Page 2, April 24, 2017

•
Average interest-earning assets increased by $112 million from the preceding quarter, due to an increase in the average balance of investment securities, which was largely due to portfolio purchases during the fourth quarter of 2016. The yield on interest-earning assets was 3.56%, up by 3 basis points from the preceding quarter. Excluding the impact of loan prepayment fee income in each period, the yield on interest-earning assets was 3.54% for the first quarter of 2017, compared to 3.45% in the preceding quarter, due in part to the increase in the Federal Reserve target interest rate in December 2016.

•
Average interest-bearing liabilities increased by $132 million from the fourth quarter, reflecting increases of $114 million in the average balance of wholesale funding balances (FHLBB advances and wholesale brokered time deposits). The cost of interest-bearing funds was 0.83%, up by 4 basis points from the preceding quarter.

Loans
Total loans amounted to $3.2 billion at March 31, 2017, down by $10 million from the balance at the end of the fourth quarter. Residential loan portfolio balances increased by $8 million, or 1%. The commercial loan portfolio decreased by $9 million, or 0.5%. Among the reasons for the decline were a lower line of credit utilization in the commercial and industrial portfolio and payoffs in the commercial real estate portfolio. The consumer loan portfolio decreased by $9 million, or 3%, largely due to a reduction in home equity line and home equity loan balances.

Investment Securities
The investment securities portfolio amounted to $769 million at March 31, 2017, up by $14 million, or 2%, from the balance at December 31, 2016. During the quarter, government agency mortgage-backed securities and agency debt securities totaling $40 million and with a weighted average rate of 2.40% were purchased. These purchases were partially offset by calls, maturities and routine principal pay-downs. Investment securities represented 18% of total assets as of March 31, 2017.

Deposits and Borrowings
Total deposits amounted to $3.1 billion at March 31, 2017, up by $52 million, or 2%, from the balance at December 31, 2016. Included in total deposits were wholesale brokered time deposit balances of $382 million, which decreased by $30 million from the balance at December 31, 2016. Excluding wholesale brokered time deposits, in-market deposits increased by $82 million, or 3%, in the quarter, reflecting growth in both new and existing depositor relationships.
FHLBB advances amounted to $799 million at March 31, 2017, down by $50 million from the balance at December 31, 2016.

Noninterest Income
Noninterest income totaled $14.5 million for the first quarter of 2017, down by $2.8 million from the preceding quarter. Significant linked quarter changes included:

•
Wealth management revenues totaled $9.5 million for the first quarter, up by $186 thousand, or 2%, on a linked quarter basis, driven by an increase of $193 thousand in asset-based revenues. Wealth management assets under administration amounted to $6.2 billion at March 31, 2017, up by $180 million on a linked quarter basis, reflecting financial market appreciation in the first quarter of 2017. Managed assets represented 93% of total wealth management assets at March 31, 2017.

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•
Mortgage banking revenues totaled $2.3 million for the first quarter, down by $2.2 million, or 48%, from the very strong results in the fourth quarter of 2016. These results reflect a decrease in the volume of residential mortgage loans sold and a lower overall yield on sales in the secondary market. Residential mortgage loans sold to the secondary market amounted to $107 million in the first quarter, compared to $200 million in the preceding quarter.

•
Loan related derivative income amounted to $148 thousand in the first quarter, down by $764 thousand from the preceding quarter. The number of commercial borrower loan related derivative transactions occurring in the quarter were relatively modest compared to activity in recent quarters.

Noninterest Expenses
Noninterest expenses totaled $25.3 million for the first quarter of 2017, up by $313 thousand, or 1%, from the fourth quarter. Included in the first quarter was a $310 thousand reduction in noninterest expenses, resulting from a downward adjustment in the fair value of the contingent consideration liability recognized upon the completion of a 2015 acquisition. Excluding this adjustment, noninterest expenses were up by $623 thousand, or 2%, on a linked quarter basis, with the largest increase in salaries and benefit costs. Salaries and benefits cost increased by $267 thousand, or 2%, from the preceding quarter. This increase reflected an increase in payroll taxes associated with the start of the new calendar year and the impact of merit increases, net of a decline in commissions expense due to a decrease in mortgage banking activities.

Income tax expense amounted to $5.7 million for the first quarter of 2017, down by $152 thousand from the preceding quarter. The effective tax rate for the first quarter of 2017 was 32.7%, compared to 32.6% for the fourth quarter of 2016. During the first quarter of 2017, the Corporation recognized excess tax benefits on the settlement of share-based awards totaling $195 thousand, which were recorded as a reduction to income tax expense. Excluding the impact of the excess tax benefits recognized, the effective tax rate for the first quarter of 2017 was 33.8%. Effective January 1, 2017, Washington Trust adopted Accounting Standards Update No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU"). Under this ASU, excess tax benefits and tax deficiencies on the settlement of share-based awards are recognized as income tax benefit or expense in the period that they occur. Prior to 2017, excess tax benefits on the settlement of share-based awards were recognized as additional paid in capital in shareholders' equity and did not impact income tax expense or the effective tax rate. Average annual excess tax benefits recognized as additional paid in capital in the 3-year period from 2014 through 2016 amounted to approximately $760 thousand.

Asset Quality
Total past due loans amounted to $20.9 million, or 0.65% of total loans, at March 31, 2017, down from $24.4 million, or 0.76% of total loans, at December 31, 2016. Total nonaccrual loans amounted to $22.1 million, or 0.69% of total loans, at March 31, 2017, compared to $22.1 million, or 0.68% of total loans, at December 31, 2016.
Based on the assessment of loss exposure, including loan loss allocations commensurate with changes in the loan portfolio during the quarter, a loan loss provision totaling $400 thousand was charged to earnings in the first quarter of 2017. In the fourth quarter of 2016, a loan loss provision of $2.9 million was charged to earnings, a substantial portion of which was due to loss exposure recognized on one nonaccrual commercial real estate relationship. The allowance for loan losses was $26.4 million, or 0.82% of total loans, at March 31, 2017, compared to $26.0 million, or 0.80% of total loans, at December 31, 2016.

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Capital and Dividends
Total shareholders' equity was $398 million at March 31, 2017, up by $7 million from December 31, 2016. Capital levels at March 31, 2017 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.38% at March 31, 2017, compared to 12.26% at December 31, 2016. Book value per share amounted to $23.14 at March 31, 2017, up from $22.76 at December 31, 2016.

The Board of Directors declared a quarterly dividend of 38 cents per share for the quarter ended March 31, 2017. The dividend was paid on April 13, 2017 to shareholders of record on April 3, 2017.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights and outlook on Monday, April 24, 2017 at 10:00 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13658778; the audio replay will be available through May 5, 2017. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through June 30, 2017.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; increasing occurrences of cyberattacks, hacking and identity theft; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

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Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Assets:
Cash and due from banks	$111,941	$106,185	$126,752	$116,658	$89,966
Short-term investments	2,039	1,612	2,420	3,255	4,931
Mortgage loans held for sale	25,414	29,434	45,162	38,554	22,895
Securities:
Available for sale, at fair value	754,720	739,912	564,256	401,749	411,352
Held to maturity, at amortized cost	14,721	15,633	16,848	17,917	19,040
Total securities	769,441	755,545	581,104	419,666	430,392
Federal Home Loan Bank stock, at cost	43,714	43,129	37,249	34,303	26,515
Loans:
Commercial	1,762,499	1,771,666	1,757,215	1,732,220	1,698,811
Residential real estate	1,131,210	1,122,748	1,079,887	1,005,036	1,004,349
Consumer	331,151	339,957	344,253	343,628	343,833
Total loans	3,224,860	3,234,371	3,181,355	3,080,884	3,046,993
Less allowance for loan losses	26,446	26,004	25,649	25,826	26,137
Net loans	3,198,414	3,208,367	3,155,706	3,055,058	3,020,856
Premises and equipment, net	28,853	29,020	29,433	29,590	29,882
Investment in bank-owned life insurance	71,642	71,105	70,557	65,036	66,000
Goodwill	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	9,898	10,175	10,493	10,814	11,137
Other assets	63,348	62,484	81,099	80,088	71,577
Total assets	$4,388,763	$4,381,115	$4,204,034	$3,917,081	$3,838,210
Liabilities:
Deposits:
Demand deposits	$596,974	$585,960	$566,027	$512,307	$539,119
NOW accounts	454,344	427,707	404,827	414,532	394,873
Money market accounts	762,233	730,075	794,905	675,896	763,565
Savings accounts	362,281	358,397	357,966	342,579	331,800
Time deposits	939,739	961,613	913,649	844,036	850,294
Total deposits	3,115,571	3,063,752	3,037,374	2,789,350	2,879,651
Federal Home Loan Bank advances	798,741	848,930	671,615	640,010	487,189
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	53,985	54,948	77,037	76,708	67,409
Total liabilities	3,990,978	3,990,311	3,808,707	3,528,749	3,456,930
Shareholders’ Equity:
Common stock	1,075	1,073	1,069	1,068	1,064
Paid-in capital	116,200	115,123	113,290	112,314	111,641
Retained earnings	299,555	294,365	288,613	282,666	277,810
Accumulated other comprehensive loss	(19,045)	(19,757)	(7,645)	(7,716)	(9,235)
Total shareholders’ equity	397,785	390,804	395,327	388,332	381,280
Total liabilities and shareholders’ equity	$4,388,763	$4,381,115	$4,204,034	$3,917,081	$3,838,210

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)

For the Three Months Ended	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Interest income:
Interest and fees on loans	$30,352	$30,738	$29,633	$29,122	$29,998
Taxable interest on securities	4,709	3,703	3,024	2,487	2,370
Nontaxable interest on securities	112	157	218	280	327
Dividends on Federal Home Loan Bank stock	387	362	288	231	210
Other interest income	104	95	93	70	64
Total interest and dividend income	35,664	35,055	33,256	32,190	32,969
Interest expense:
Deposits	3,502	3,445	3,110	2,981	2,968
Federal Home Loan Bank advances	3,344	2,886	2,641	2,313	2,152
Junior subordinated debentures	138	135	125	119	112
Other interest expense	1	1	1	1	2
Total interest expense	6,985	6,467	5,877	5,414	5,234
Net interest income	28,679	28,588	27,379	26,776	27,735
Provision for loan losses	400	2,900	1,800	450	500
Net interest income after provision for loan losses	28,279	25,688	25,579	26,326	27,235
Noninterest income:
Wealth management revenues	9,477	9,291	9,623	9,481	9,174
Mortgage banking revenues	2,340	4,541	3,734	2,710	2,198
Service charges on deposit accounts	883	945	915	935	907
Card interchange fees	802	858	870	860	797
Income from bank-owned life insurance	536	549	521	1,090	499
Loan related derivative income	148	912	1,178	508	645
Equity in losses of unconsolidated subsidiaries	(88)	(89)	(88)	(89)	(88)
Other income	412	313	508	419	502
Total noninterest income	14,510	17,320	17,261	15,914	14,634
Noninterest expense:
Salaries and employee benefits	16,795	16,528	16,908	17,405	16,380
Net occupancy	1,967	1,775	1,766	1,803	1,807
Equipment	1,467	1,556	1,648	1,503	1,501
Outsourced services	1,457	1,311	1,254	1,294	1,363
Legal, audit and professional fees	616	597	691	662	629
FDIC deposit insurance costs	481	390	504	491	493
Advertising and promotion	237	403	370	420	265
Amortization of intangibles	277	318	321	322	323
Debt prepayment penalties	—	—	—	—	431
Change in fair value of contingent consideration	(310)	—	(939)	16	25
Other expenses	2,299	2,095	2,127	2,114	2,233
Total noninterest expense	25,286	24,973	24,650	26,030	25,450
Income before income taxes	17,503	18,035	18,190	16,210	16,419
Income tax expense	5,721	5,873	5,863	5,153	5,484
Net income	$11,782	$12,162	$12,327	$11,057	$10,935

Net income available to common shareholders:
Basic	$11,755	$12,137	$12,302	$11,035	$10,910
Diluted	$11,755	$12,137	$12,302	$11,035	$10,910
Weighted average common shares outstanding:
Basic	17,186	17,142	17,090	17,067	17,023
Diluted	17,293	17,245	17,203	17,194	17,157
Earnings per common share:
Basic	$0.68	$0.71	$0.72	$0.65	$0.64
Diluted	$0.68	$0.70	$0.72	$0.64	$0.64

Cash dividends declared per share	$0.38	$0.37	$0.37	$0.36	$0.36

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Share and Equity Related Data:
Book value per share	$23.14	$22.76	$23.11	$22.73	$22.40
Tangible book value per share - Non-GAAP (1)	$18.83	$18.44	$18.75	$18.35	$17.98
Market value per share	$49.30	$56.05	$40.22	$37.92	$37.32
Shares issued and outstanding at end of period	17,193	17,171	17,107	17,081	17,024

Capital Ratios:
Tier 1 risk-based capital	11.54% (i)	11.44%	11.48%	11.57%	11.56%
Total risk-based capital	12.38% (i)	12.26%	12.31%	12.43%	12.45%
Tier 1 leverage ratio	8.58% (i)	8.67%	8.95%	9.21%	9.31%
Common equity tier 1	10.86% (i)	10.75%	10.77%	10.84%	10.82%
Equity to assets	9.06%	8.92%	9.40%	9.91%	9.93%
Tangible equity to tangible assets - Non-GAAP (1)	7.51%	7.35%	7.77%	8.16%	8.13%
(i) - estimated

For the Three Months Ended	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Performance Ratios:
Net interest margin (FTE)	2.87%	2.89%	2.94%	3.05%	3.24%
Return on average assets	1.08%	1.14%	1.21%	1.14%	1.16%
Return on average tangible assets - Non-GAAP (1)	1.10%	1.16%	1.24%	1.17%	1.18%
Return on average equity	11.87%	12.26%	12.57%	11.50%	11.50%
Return on average tangible equity - Non-GAAP (1)	14.59%	15.09%	15.53%	14.28%	14.34%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

For the Three Months Ended	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Wealth Management Results
Wealth Management Revenues:
Trust and investment management fees	$8,518	$8,283	$8,358	$8,195	$8,065
Mutual fund fees	729	771	812	812	843
Asset-based revenues	9,247	9,054	9,170	9,007	8,908
Transaction-based revenues	230	237	453	474	266
Total wealth management revenues	$9,477	$9,291	$9,623	$9,481	$9,174

Assets Under Administration:
Balance at beginning of period	$6,063,293	$6,056,859	$5,905,019	$5,878,967	$5,844,636
Net investment appreciation (depreciation) & income	220,423	(8,506)	192,518	71,447	22,389
Net client asset flows	(40,415)	14,940	(40,678)	(45,395)	11,942
Balance at end of period	$6,243,301	$6,063,293	$6,056,859	$5,905,019	$5,878,967

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$2,268	$4,455	$3,744	$2,804	$2,134
Residential mortgage servicing fee income, net	72	86	(10)	(94)	64
Total mortgage banking revenues	$2,340	$4,541	$3,734	$2,710	$2,198

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$57,907	$72,533	$90,308	$54,080	$47,545
Originations for sale to secondary market (1)	102,441	185,626	170,673	154,043	90,458
Total mortgage loan originations	$160,348	$258,159	$260,981	$208,123	$138,003

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$22,567	$48,545	$44,611	$45,804	$26,454
Sold with servicing rights released (1)	84,345	151,506	119,572	93,239	79,507
Total mortgage loans sold	$106,912	$200,051	$164,183	$139,043	$105,961

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Commercial:
Mortgages	$1,076,648	$1,074,186	$1,086,175	$1,074,747	$976,931
Construction & development	123,841	121,371	98,735	81,812	123,032
Commercial & industrial	562,010	576,109	572,305	575,661	598,848
Total commercial	1,762,499	1,771,666	1,757,215	1,732,220	1,698,811
Residential real estate:
Mortgages	1,100,435	1,094,824	1,052,829	978,399	980,274
Homeowner construction	30,775	27,924	27,058	26,637	24,075
Total residential real estate	1,131,210	1,122,748	1,079,887	1,005,036	1,004,349
Consumer:
Home equity lines	258,695	264,200	265,238	260,541	258,513
Home equity loans	36,050	37,272	38,264	39,572	45,499
Other	36,406	38,485	40,751	43,515	39,821
Total consumer	331,151	339,957	344,253	343,628	343,833
Total loans	$3,224,860	$3,234,371	$3,181,355	$3,080,884	$3,046,993

	March 31, 2017		December 31, 2016
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,110,934	92.5%	$1,105,539	92.5%
New York, New Jersey, Pennsylvania	76,678	6.4%	77,038	6.4%
New Hampshire	12,877	1.1%	12,980	1.1%
Total commercial real estate loans (1)	$1,200,489	100.0%	$1,195,557	100.0%

Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,115,205	98.6%	$1,106,366	98.6%
New Hampshire, Vermont, Maine	11,570	1.0%	11,445	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	2,228	0.2%	2,648	0.2%
Ohio	922	0.1%	997	0.1%
Other	1,285	0.1%	1,292	0.1%
Total residential mortgages	$1,131,210	100.0%	$1,122,748	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Deposits:
Non-interest bearing demand deposits	$534,792	$521,165	$520,860	$476,848	$474,477
Interest-bearing demand deposits	62,182	64,795	45,167	35,459	64,642
NOW accounts	454,344	427,707	404,827	414,532	394,873
Money market accounts	762,233	730,075	794,905	675,896	763,565
Savings accounts	362,281	358,397	357,966	342,579	331,800
Time deposits (in-market)	557,312	549,376	554,669	549,935	540,815
Wholesale brokered time deposits	382,427	412,237	358,980	294,101	309,479
Total deposits	$3,115,571	$3,063,752	$3,037,374	$2,789,350	$2,879,651

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Asset Quality Ratios:
Nonperforming assets to total assets	0.54%	0.53%	0.59%	0.48%	0.49%
Nonaccrual loans to total loans	0.69%	0.68%	0.75%	0.56%	0.57%
Allowance for loan losses to nonaccrual loans	119.52%	117.89%	107.09%	149.73%	150.00%
Allowance for loan losses to total loans	0.82%	0.80%	0.81%	0.84%	0.86%

Nonperforming Assets:
Commercial mortgages	$7,809	$7,811	$10,357	$4,054	$4,054
Commercial construction & development	—	—	—	—	—
Commercial & industrial	1,129	1,337	1,744	1,204	2,659
Residential real estate mortgages	12,253	11,736	10,140	10,409	9,367
Consumer	936	1,174	1,709	1,581	1,345
Total nonaccrual loans	22,127	22,058	23,950	17,248	17,425
Other real estate owned	1,410	1,075	1,045	1,515	1,326
Total nonperforming assets	$23,537	$23,133	$24,995	$18,763	$18,751

Past Due Loans:
Commercial mortgages	$7,806	$8,708	$10,352	$4,062	$4,564
Commercial & industrial	1,046	1,154	1,047	1,978	2,906
Residential real estate mortgages	10,533	12,226	8,291	8,893	8,703
Consumer loans	1,547	2,334	1,565	2,201	2,122
Total past due loans	$20,932	$24,422	$21,255	$17,134	$18,295

Total past due loans to total loans	0.65%	0.76%	0.67%	0.56%	0.60%
Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$18,081	$18,602	$18,796	$13,211	$14,030

For the Three Months Ended	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Nonaccrual Loan Activity:
Balance at beginning of period	$22,058	$23,950	$17,248	$17,425	$21,047
Additions to nonaccrual status	2,138	2,105	9,750	2,072	1,352
Loans returned to accruing status	(547)	(718)	(592)	—	(206)
Loans charged-off	(79)	(2,622)	(2,055)	(860)	(1,475)
Loans transferred to other real estate owned	(478)	(30)	—	(435)	(610)
Payments, payoffs and other changes	(965)	(627)	(401)	(954)	(2,683)
Balance at end of period	$22,127	$22,058	$23,950	$17,248	$17,425

Allowance for Loan Losses:
Balance at beginning of period	$26,004	$25,649	$25,826	$26,137	$27,069
Provision charged to earnings	400	2,900	1,800	450	500
Charge-offs	(79)	(2,622)	(2,055)	(860)	(1,475)
Recoveries	121	77	78	99	43
Balance at end of period	$26,446	$26,004	$25,649	$25,826	$26,137

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$—	$2,510	$1,936	$65	$1,249
Commercial & industrial	(105)	(20)	(43)	684	(18)
Residential real estate mortgages	(4)	6	47	2	134
Consumer	67	49	37	10	67
Total	($42)	$2,545	$1,977	$761	$1,432

Net charge-offs to average loans (annualized)	(0.01%)	0.31%	0.25%	0.10%	0.19%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans.

CONSOLIDATED AVERAGE BALANCE SHEETS
(Unaudited; Dollars in thousands)

For the Three Months Ended	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,079,171	$9,444	3.55	$1,086,772	$9,520	3.48	$933,939	$8,215	3.54
Construction & development	127,861	1,113	3.53	110,342	927	3.34	129,217	1,108	3.45
Commercial & industrial	573,801	6,157	4.35	575,983	6,927	4.78	604,519	7,681	5.11
Total commercial loans	1,780,833	$16,714	3.81	1,773,097	$17,374	3.90	1,667,675	$17,004	4.10
Residential real estate loans, including loans held for sale	1,152,468	10,868	3.82	1,140,492	10,652	3.72	1,031,260	10,155	3.96
Consumer loans	335,054	3,323	4.02	341,528	3,284	3.83	343,519	3,393	3.97
Total loans	3,268,355	30,905	3.83	3,255,117	31,310	3.83	3,042,454	30,552	4.04
Cash, federal funds sold and short-term investments	56,195	104	0.75	77,092	95	0.49	68,488	64	0.38
FHLBB stock	43,622	387	3.60	39,212	362	3.67	25,597	210	3.30
Taxable debt securities	755,955	4,709	2.53	636,277	3,703	2.32	359,060	2,370	2.65
Nontaxable debt securities	11,521	173	6.09	16,003	244	6.07	33,313	507	6.12
Total securities	767,476	4,882	2.58	652,280	3,947	2.41	392,373	2,877	2.95
Total interest-earning assets	4,135,648	36,278	3.56	4,023,701	35,714	3.53	3,528,912	33,703	3.84
Noninterest-earning assets	229,823			249,182			240,113
Total assets	$4,365,471			$4,272,883			$3,769,025
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$56,782	$15	0.11	$46,668	$16	0.14	$50,704	$13	0.10
NOW accounts	420,622	50	0.05	408,788	51	0.05	386,488	56	0.06
Money market accounts	754,501	599	0.32	761,582	574	0.30	786,633	515	0.26
Savings accounts	357,894	51	0.06	356,837	51	0.06	328,174	49	0.06
Time deposits (in-market)	554,855	1,418	1.04	552,474	1,419	1.02	538,035	1,315	0.98
Wholesale brokered time deposits	397,274	1,369	1.40	382,798	1,334	1.39	296,801	1,020	1.38
FHLBB advances	831,614	3,344	1.63	732,269	2,886	1.57	453,019	2,152	1.91
Junior subordinated debentures	22,681	138	2.47	22,681	135	2.37	22,681	112	1.99
Other	27	1	15.02	40	1	9.95	79	2	10.18
Total interest-bearing liabilities	3,396,250	6,985	0.83	3,264,137	6,467	0.79	2,862,614	5,234	0.74
Demand deposits	527,215			548,595			471,782
Other liabilities	44,889			63,410			54,287
Shareholders' equity	397,117			396,741			380,342
Total liabilities and shareholders' equity	$4,365,471			$4,272,883			$3,769,025
Net interest income (FTE)		$29,293			$29,247			$28,469
Interest rate spread			2.73			2.74			3.10
Net interest margin			2.87			2.89			3.24

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Commercial loans	$553	$572	$554
Nontaxable debt securities	61	87	180
Total	$614	$659	$734

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Tangible Book Value per Share:
Total shareholders' equity, as reported	$397,785	$390,804	$395,327	$388,332	$381,280
Less:
Goodwill	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	9,898	10,175	10,493	10,814	11,137
Total tangible shareholders' equity	$323,828	$316,570	$320,775	$313,459	$306,084

Shares outstanding, as reported	17,193	17,171	17,107	17,081	17,024

Book value per share - GAAP	$23.14	$22.76	$23.11	$22.73	$22.40
Tangible book value per share - Non-GAAP	$18.83	$18.44	$18.75	$18.35	$17.98

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$323,828	$316,570	$320,775	$313,459	$306,084

Total assets, as reported	$4,388,763	$4,381,115	$4,204,034	$3,917,081	$3,838,210
Less:
Goodwill	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	9,898	10,175	10,493	10,814	11,137
Total tangible assets	$4,314,806	$4,306,881	$4,129,482	$3,842,208	$3,763,014

Equity to assets - GAAP	9.06%	8.92%	9.40%	9.91%	9.93%
Tangible equity to tangible assets - Non-GAAP	7.51%	7.35%	7.77%	8.16%	8.13%

For the Three Months Ended	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Return on Average Tangible Assets:
Net income, as reported	$11,782	$12,162	$12,327	$11,057	$10,935

Total average assets, as reported	$4,365,471	$4,272,883	$4,062,688	$3,869,508	$3,769,025
Less average balances of:
Goodwill	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	10,027	10,330	10,650	10,972	11,294
Total average tangible assets	$4,291,385	$4,198,494	$3,987,979	$3,794,477	$3,693,672

Return on average assets - GAAP	1.08%	1.14%	1.21%	1.14%	1.16%
Return on average tangible assets - Non-GAAP	1.10%	1.16%	1.24%	1.17%	1.18%

Return on Average Tangible Equity:
Net income, as reported	$11,782	$12,162	$12,327	$11,057	$10,935

Total average equity, as reported	$397,117	$396,741	$392,233	$384,717	$380,342
Less average balances of:
Goodwill	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	10,027	10,330	10,650	10,972	11,294
Total average tangible equity	$323,031	$322,352	$317,524	$309,686	$304,989

Return on average equity - GAAP	11.87%	12.26%	12.57%	11.50%	11.50%
Return on average tangible equity - Non-GAAP	14.59%	15.09%	15.53%	14.28%	14.34%